SUB-ITEM 77Q3

AIM CAPITAL DEVELOPMENT FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2008
FILE NUMBER 811-1424
SERIES NO.: 11


74U. 1  Number of shares outstanding (000's Omitted)
        Class A                                                     62,529
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                      7,969
        Class C                                                      6,946
        Class R                                                      4,601
        Class Y                                                        244
        Investor Class                                                 589
        Institutional Class                                          7,860


74V. 1  Net asset value per share (to nearest cent)
        Class A                                                     $10.62
     2 Net asset value per share of a second class of open-end company shares (to nearest cent)
        Class B                                                      $9.32
        Class C                                                      $9.30
        Class R                                                     $10.44
        Class Y                                                     $10.63
        Investor Class                                              $10.64
        Institutional Class                                         $11.13